May 6, 2004                                      For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
                                                 (904) 346-1506
                                                 sedelman@steinmart.com


              STEIN MART, INC. REPORTS APRIL, 1st QUARTER '04 SALES

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced net sales and comparable store sales for the fiscal period ended May 1, 2004, as follows (dollars in millions):

                                                       Total Sales              Percent Change
------------------------------------------------------------------------------------------------------
Fiscal Period:                                                                 Total     Comparable
                                                     2004      2003            Sales     Store Sales
                                                   -----------------           ---------------------
April (4 weeks)                                     $112.5    $107.7            4.5%         6.7%
First quarter/year to date (13 weeks)               $363.6    $328.2           10.8%        11.8%

     The best performing divisions for April were Ladies' casual sportswear, Ladies' accessories and Boutique sportswear. Geographically, sales were positive in every region, with the strongest performances in Southern California, South Florida, the Ohio Valley and the Mid-Atlantic.
     "Sales of apparel and apparel-related categories remained strong throughout April, even with fewer days in the pre-Easter selling period as compared to last year," commented Michael D. Fisher, president and chief executive officer of Stein Mart, Inc. "Comparable store sales exceeded our expectations and we now expect earnings per share of approximately $0.27 for the first quarter."
     There were 258 stores in operation at the end of April, as compared to 270 stores at the same time last year.

Quarter-end news release date
     Financial results for the Company's first quarter will be released prior to the opening of the financial markets on Thursday, May 20, 2004. Also on May 20, a conference call with management to discuss first quarter results and the outlook for second quarter will be held at 10:30 a.m. ET. Interested parties may listen to the call via a real-time web cast on www.steinmart.com, or hear a recorded version on Stein Mart's website until the end of the month.

About Stein Mart
     Stein Mart's 258 stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

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